As filed with the Securities and Exchange Commission on October 29, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CCO Holdings, LLC

and

CCO Holdings Capital Corp.

(Exact name of registrants as specified in their charters)

CCOH Safari, LLC

(Exact name of registrants as specified in their charters)

Charter Communications, Inc.

(Exact name of registrant guarantor as specified in its charter)

Delaware	4841	86-1067239
Delaware	4841	20-0257904
Delaware	4841	47-2011657
Delaware	4841	43-1857213
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street

Stamford, Connecticut 06901

(203) 905-7801

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Richard R. Dykhouse

Executive Vice President, General Counsel and

Corporate Secretary

400 Atlantic Street

Stamford, Connecticut 06901

(203) 905-7801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022-4611

(212) 446-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Senior Debt Securities	(1)	(1)	(1)	(1)
Guarantee of Senior Debt Securities(2)	(1)	(1)	(1)	(2)

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be at unspecified prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all the registration fee.
(2)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantee.

PROSPECTUS

CCO Holdings, LLC

CCO Holdings Capital Corp.

CCOH Safari, LLC

Charter Communications, Inc.

Debt Securities

CCO Holdings, LLC and CCO Holdings Capital Corp., and CCOH Safari, LLC may from time to time offer and sell debt securities to be guaranteed by Charter Communications, Inc. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

The securities may be sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

See “Risk Factors” beginning on page 4 of this prospectus for a discussion of certain risks that you should consider prior to investing in the debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated October 29, 2014.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, regarding, among other things, our plans, strategies and prospects, both business and financial, including, without limitation, the forward-looking statements set forth in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2013 and Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014 filed with the SEC. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2013 and Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014. Many of the forward-looking statements contained in this prospectus may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus and in other reports or documents that we file from time to time with the Securities and Exchange Commission, which we refer to as the SEC, and include, but are not limited to:

Risks Related to Comcast Corporation (“Comcast”) Transactions

•	the ultimate outcome of the proposed transactions between us and Comcast including the possibility that such transactions may not occur if closing conditions are not satisfied;

•	if any such transaction were to occur, the ultimate outcome and results of integrating operations and application of our operating strategies to the acquired assets and the ultimate ability to realize synergies at the levels currently expected as well as potential programming dis-synergies;

•	the impact of the proposed transaction on our stock price and future operating results, including due to transaction and integration costs, increased interest expense, business disruption, and diversion of management time and attention;

•	the reduction in our current stockholders’ percentage ownership and voting interest as a result of the proposed transaction;

•	the increase in indebtedness as a result of the proposed transactions, which will increase interest expense and may decrease our operating flexibility;

Risks Related to Our Business

•	our ability to sustain and grow revenues and cash flow from operations by offering video, Internet, voice, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures and the difficult economic conditions in the United States;

•	the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, digital subscriber line (“DSL”) providers, and video provided over the Internet;

•	general business conditions, economic uncertainty or downturn, high unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	the development and deployment of new products and technologies including in connection with our plan to make our systems all-digital in 2014;

•	the effects of governmental regulation on our business or potential business combination transactions;

•	the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; and

•	our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register with the SEC our senior debt securities being offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We will file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules filed with it, without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are incorporating by reference specified documents that Charter files with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or Exchange Act (excluding any information furnished but not filed) prior to the termination of this offering:

•	Charter’s Annual Report on Form 10-K for the year ended December 31, 2013 (including portions of our Proxy Statement for our 2014 annual meeting of stockholders filed on March 27, 2014 with the SEC to the extent specifically incorporated by reference in such Form 10-K);

•	Charter’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

•	Charter’s Current Reports on Form 8-K filed with the SEC on April 19, 2013 (with respect to Exhibits 99.1 and 99.2 only), January 14, 2014, January 21, 2014, January 22, 2014, February 11, 2014, April 28, 2014 (with respect to Items 1.01 and 8.01), May 9, 2014, July 25, 2014, September 18, 2014, October 14, 2014 and October 29, 2014 (with respect to Item 8.01 and Exhibits 99.1-99.6) (in each case excluding any information furnished but not filed); and

•	Charter’s Current Report on Form 8-K/A filed with the SEC on September 6, 2013 (with respect to Exhibit 99.3 only).

The information in the above filings speaks only as of the respective dates thereof, or, where applicable, the dates identified therein. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Charter’s filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.charter.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Charter Communications, Inc.

400 Atlantic Street

Stamford, Connecticut 06901

Attention: Investor Relations

Telephone: (203) 905-7801

Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus any of the information included on our website.

CHARTER HAS NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED INTO THIS PROSPECTUS. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS AND NEITHER THE MAILING OF THIS PROSPECTUS NOR THE ISSUANCE OF OUR SENIOR DEBT SECURITIES PURSUANT TO THIS OFFERING SHALL CREATE AN IMPLICATION TO THE CONTRARY.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus. It does not contain all the information that may be important to you in making an investment decision. You should read this entire prospectus carefully, including the documents incorporated by reference, which are described under “Incorporation by Reference of Certain Documents” and “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section titled “Risk Factors.”

CCO Holdings, LLC (“CCO Holdings”) and CCOH Safari, LLC (“Safari II”) are indirect subsidiaries of Charter Communications, Inc. (“Charter”). CCO Holdings is a holding company with no operations of its own. Safari II is a finance subsidiary with no operations of its own. CCO Holdings Capital Corp. (“CCO Holdings Capital”) is a wholly owned subsidiary of CCO Holdings. CCO Holdings Capital is a company with no operations of its own and no subsidiaries. CCO Holdings and its direct and indirect subsidiaries, as well as CCO Holdings Capital, are managed by Charter.

Unless otherwise stated, the discussion in this prospectus of our business and operations includes the business of Charter and its direct and indirect subsidiaries. Unless otherwise stated, all business data included in this summary is as of June 30, 2014.

Our Business

We are among the largest providers of cable services in the United States, offering a variety of entertainment, information and communications solutions to residential and commercial customers. Our infrastructure consists of a hybrid of fiber and coaxial cable plant with approximately 12.8 million estimated passings, with 97% at 550 megahertz (“MHz”) or greater and 98% of plant miles two-way active. A national Internet Protocol (“IP”) infrastructure interconnects Charter’s markets.

As of June 30, 2014, we served approximately 6.1 million residential and commercial customers. We sell our video, Internet and voice services primarily on a subscription basis, often in a bundle of two or more services, providing savings and convenience to our customers. Bundled services are available to approximately 97% of our passings, and approximately 62% of our customers subscribe to a bundle of services.

We served approximately 4.2 million residential video customers as of June 30, 2014, and approximately 96% of our video customers subscribed to digital video service. Digital video enables our customers to access advanced video services such as high definition (“HD”) television, Charter OnDemand™ (“OnDemand”) video programming, an interactive program guide and digital video recorder (“DVR”) service. We initiated our all-digital initiative in 2013 in a number of our markets. We expect to complete our all-digital rollout by the end of 2014. Once a market is all-digital, we will offer over 200 HD channels and faster Internet speeds in these areas.

We also served approximately 4.6 million residential Internet customers as of June 30, 2014. Our Internet service is available in a variety of download speeds up to 100 megabits per second (“Mbps”) and upload speeds of up to 5 Mbps. Approximately 82% of our Internet customers have at least 30 Mbps download speed which currently is the minimum speed we offer.

We provided voice service to approximately 2.4 million residential customers as of June 30, 2014. Our voice services typically include unlimited local and long distance calling to the U.S., Canada and Puerto Rico, plus other features, including voicemail, call waiting and caller ID.

Through Charter Business®, we provide scalable, tailored broadband communications solutions to business and carrier organizations, such as video entertainment services, Internet access, business telephone services, data networking and fiber connectivity to cellular towers and office buildings. As of June 30, 2014, we served approximately 600,000 commercial primary service units, primarily small- and medium-sized commercial customers. Our advertising sales division, Charter Media®, provides local, regional and national businesses with the opportunity to advertise in individual markets on cable television networks.

For the six months ended June 30, 2014, we generated approximately $4.5 billion in revenue, of which approximately 84% was generated from our residential video, Internet and voice services. For the year ended December 31, 2013, we generated approximately $8.2 billion in revenue, of which approximately 84% was generated from our residential video, Internet and voice services. We also generated revenue from providing video, Internet, voice and fiber connectivity services to commercial businesses and from the sale of advertising. Excluding the impact of the acquisition of Bresnan which added $276 million and $270 million for the six months ended June 30, 2014 and year ended December 31, 2013, respectively, sales from residential video and Internet customers and from commercial business customers have contributed to the majority of our recent revenue growth.

We have a history of net losses. Our net losses are principally attributable to insufficient revenue to cover the combination of operating expenses, interest expense that we incur on our debt, depreciation expenses resulting from the capital investments we have made, and continue to make, in our cable properties, amortization expenses related to our customer relationship intangibles and non-cash taxes resulting from increases in our deferred tax liabilities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the unaudited consolidated ratio of earnings to fixed charges of Charter for the periods shown:

	For the Years Ended December 31,					For the Six Months Ended June 30,
	Combined 2009(1)	Successor 2010	Successor 2011	Successor 2012	Successor 2013	Successor 2013	Successor 2014
Ratio of Earnings to Fixed Charges(2)	8.05	1.07	—	—	—	—	1.11

(1)	Upon our emergence from bankruptcy, we adopted fresh start accounting, which resulted in an $11.8 billion gain due to bankruptcy related items during the eleven months ended November 30, 2009. In accordance with GAAP, the audited consolidated financial statements present the results of operations for (i) the eleven months ended November 30, 2009 of the Predecessor and (ii) the one month ended December 31, 2009 of the Successor. However, for purposes of ratio of earnings to fixed charges in this prospectus, we have combined the 2009 results of operations of the Predecessor and the Successor.

(2)	Earnings for the years ended December 31, 2011, 2012, and 2013 and for the six months ended June 30, 2013 were insufficient to cover fixed charges by $70 million, $47 million, $49 million and $71 million, respectively. As a result of such deficiencies, the ratios are not presented above.

For more information on the ratio of earnings to fixed charges, see Exhibit 12.1 filed herewith.

RISK FACTORS

You should consider carefully all of the information set forth in any accompanying prospectus supplement and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2013 and Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014 filed with the SEC and incorporated by reference in this prospectus. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of securities as set forth in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Charter Communications, Inc. and subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined financial statements of the Comcast Cable Systems to be Contributed to Midwest Cable, Inc. as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, incorporated in this prospectus by reference from Charter Communications, Inc.’s Current Report on Form 8-K filed with the SEC on October 29, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unmodified opinion and includes an emphasis of matter paragraph that describes matters related to the basis of presentation of the combined financial statements). Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon authority as experts in accounting and auditing.

The combined financial statements of TWC Cable Systems to be Sold or Exchanged in the Divestiture Transactions with Charter Communications, Inc. (A Carve-Out of Time Warner Cable Inc.) as of December 31, 2013 and 2012, and the three years in the period ended December 31, 2013, incorporated herein by reference from Charter Communications, Inc. Current Report on Form 8-K dated October 29, 2014 have been audited by Ernst & Young LLP, independent auditor, as set forth in their report thereon and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Bresnan Broadband Holdings, LLC and subsidiaries as of December 31, 2012 and 2011, and December 31, 2010, and for each of the years in the two-year period ending December 31, 2012, and for the period of December 14, 2010 through December 31, 2010 (Successor) and for the period of January 1, 2010 through December 13, 2010 (Predecessor) have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing in our Current Report on Form 8-K filed on April 19, 2013, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the Bresnan Broadband Holdings, LLC and subsidiaries December 31, 2010 consolidated financial statements contains an explanatory paragraph that states that effective December 14, 2010 as a result of the acquisition of all of the outstanding stock of Bresnan Broadband Holdings, LLC by Cablevision Systems Corporation in a business combination accounted for as a purchase, the consolidated financial information for the period after the acquisition is presented on a different cost basis than that for the period before the acquisition and, therefore, is not comparable.

LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York, will pass upon the validity of the securities offered in this offering.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Printing fees and expenses		**
Total	$	**

*	In accordance with Rule 456(b) and 457(r), we are deferring payment of the registration fee.
**	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Indemnification Under the Limited Liability Company Agreement of CCO Holdings

The limited liability company agreement of CCO Holdings provides that the members, the manager, the directors, their affiliates or any person who at any time serves or has served as a director, officer, employee or other agent of any member or any such affiliate, and who, in such capacity, engages or has engaged in activities on behalf of CCO Holdings, shall be indemnified and held harmless by CCO Holdings to the fullest extent permitted by law from and against any losses, damages, expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding arising out of or incidental to such indemnifiable person’s acts or omissions on behalf of CCO Holdings. Notwithstanding the foregoing, no indemnification is available under the limited liability company agreement in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Payment of these indemnification obligations shall be made from the assets of CCO Holdings and the members shall not be personally liable to an indemnifiable person for payment of indemnification.

Indemnification Under the Limited Liability Company Agreement of Safari II

The limited liability company agreement of Safari II provides that the members, the manager, the directors, their affiliates or any person who at any time serves or has served as a director, officer, employee or other agent of any member or any such affiliate, and who, in such capacity, engages or has engaged in activities on behalf of Safari II, shall be indemnified and held harmless by Safari II to the fullest extent permitted by law from and against any losses, damages, expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding arising out of or incidental to such indemnifiable person’s acts or omissions on behalf of Safari II. Notwithstanding the foregoing, no indemnification is available under the limited liability company agreement in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Payment of these indemnification obligations shall be made from the assets of Safari II and the members shall not be personally liable to an indemnifiable person for payment of indemnification.

Indemnification Under the Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

Indemnification Under the By-Laws of CCO Holdings Capital

The bylaws of CCO Holdings Capital require CCO Holdings Capital, to the fullest extent authorized by the Delaware General Corporation Law, to indemnify any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of CCO Holdings Capital or is or was serving at the request of CCO Holdings Capital as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, in each case, against all expense, liability and loss (including attorneys’ fees, judgments, amounts paid in settlement, fines, ERISA excise taxes or penalties) reasonably incurred or suffered by such person in connection therewith.

Indemnification Under the Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law, authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware General Corporation Law also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director

a.	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

b.	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

c.	for unlawful payments of dividends or unlawful stock purchases or redemptions, or

d.	for any transaction from which the director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Indemnification Under Charter Indemnification Agreements

Charter has entered into indemnification agreements that require us to indemnify each of our directors and officers to the fullest extent permitted by law for any claims made against each of these persons because he or she is, was or may be deemed to be a stockholder, director, officer, employee, controlling person, agent or fiduciary of Charter or any of our subsidiaries. We are obligated to pay the expenses of these persons in connection with any claims that are subject to the agreement.

Item 16. Exhibits and Financial Statement Schedules.

Reference is made to the Exhibit Index filed as part of this Registration Statement.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(iii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(a)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit or proceeding, is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the County of Fairfield, State of Connecticut, on October 29, 2014.

CHARTER COMMUNICATIONS, INC.
Registrant

By:	/s/ Kevin D. Howard

Name:	Kevin D. Howard
Title:	Senior Vice President—Finance, Controller and Chief Accounting Officer

CCOH SAFARI, LLC
Registrant

By:	CHARTER COMMUNICATIONS, INC.,

Sole Manager

By:	/s/ Kevin D. Howard

Name:	Kevin D. Howard
Title:	Senior Vice President—Finance, Controller and Chief Accounting Officer

CCO HOLDINGS, LLC
Registrant

By:	CHARTER COMMUNICATIONS, INC.,

Sole Manager

By:	/s/ Kevin D. Howard

Name:	Kevin D. Howard
Title:	Senior Vice President—Finance, Controller and Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kevin D. Howard, Richard R. Dykhouse and Thomas E. Proost, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Thomas M. Rutledge Thomas M. Rutledge	President, Chief Executive Officer and Director (Principal Executive Officer)	October 29, 2014

/s/ Christopher L. Winfrey Christopher L. Winfrey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 29, 2014

/s/ Kevin D. Howard Kevin D. Howard	Senior Vice President—Finance, Controller and Chief Accounting Officer (Principal Accounting Officer)	October 29, 2014

/s/ W. Lance Conn	Director	October 29 2014
W. Lance Conn

/s/ Michael Huseby	Director	October 29, 2014
Michael Huseby

/s/ Craig A. Jacobson	Director	October 29, 2014
Craig A. Jacobson

/s/ Gregory Maffei	Director	October 29, 2014
Gregory Maffei

/s/ John Malone	Director	October 29, 2014
John Malone

/s/ John D. Markley, Jr.	Director	October 29, 2014
John D. Markley, Jr.

/s/ David C. Merritt	Director	October 29, 2014
David C. Merritt

/s/ Eric L. Zinterhofer	Director	October 29, 2014
Eric L. Zinterhofer

/s/ Balan Nair	Director	October 29, 2014
Balan Nair

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the County of Fairfield, State of Connecticut, October 29, 2014.

CCO HOLDINGS CAPITAL CORP.
Registrant

By:	/s/ Kevin D. Howard
Name:	Kevin D. Howard
Title:	Senior Vice-President—Finance, Controller and Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard R. Dykhouse, Kevin D. Howard and Thomas E. Proost, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of each of the registrants.

Signature	Title	Date

/s/ Thomas M. Rutledge Thomas M. Rutledge	President, Chief Executive Officer (Principal Executive Officer)	October 29, 2014

/s/ Christopher L. Winfrey Christopher L. Winfrey	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Director	October 29, 2014

/s/ Kevin D. Howard Kevin D. Howard	Senior Vice President—Finance, Controller and Chief Accounting Officer (Principal Accounting Officer)	October 29, 2014

INDEX TO EXHIBITS

Exhibit Description

1.1	* Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Charter Communications, Inc. (originally incorporated July 22, 1999) (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K of Charter Communications, Inc. filed on August 20, 2010 (File No. 001-33664)).

3.2	Amended and Restated By-laws of Charter Communications, Inc. as of November 30, 2009 (incorporated by reference to Exhibit 3.2 to the current report on Form 8-K of Charter Communications, Inc. filed on December 4, 2009 (File No. 001-33664)).

3.3	Certificate of Formation of CCOH Safari, LLC.

3.4	Limited Liability Company Agreement of CCOH Safari, LLC, dated as of October 1, 2014.

3.5	Certificate of Formation of CCO Holdings, LLC (incorporated by reference to Exhibit 3.1 to the registration statement on Form S-4 of CCO Holdings, LLC and CCO Holdings Capital Corporation filed on February 6, 2004 (File No. 333-112593)).

3.6	Certificate of Correction of Certificate of Formation of CCO Holdings, LLC (incorporated by reference to Exhibit 3.2 to the registration statement on Form S-4 of CCO Holdings, LLC and CCO Holdings Capital Corp. filed on February 6, 2004 (File No. 333-112593)).

3.7	Second Amended and Restated Limited Liability Company Agreement of CCO Holdings, LLC, dated as of November 30, 2009 (incorporated by reference to Exhibit 3.2 to the annual report on Form 10-K of CCO Holdings, LLC and CCO Holdings Capital Corp. filed on March 30, 2010 (File No. 333-112593)).

3.8	Amended and Restated Certificate of Incorporation of CCO Holdings Capital Corp. (incorporated by reference to Exhibit 3.3 to the annual report on Form 10-K of CCO Holdings, LLC and CCO Holdings Capital Corp. filed on March 30, 2010 (File No. 333-112593)).

4.1	Form of Indenture.

5.1	Legal Opinion of Kirkland & Ellis LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Kirkland & Ellis LLP (included with Exhibit 5.1).

23.2	Consent of KPMG LLP.

23.3	Consent of Deloitte & Touche LLP.

23.4	Consent of Ernst & Young LLP.

23.5	Consent of KPMG LLP.

24.1	Power of Attorney (included on the signature page).

25.1	Statement of Eligibility of Trustee.

*	To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.